Exhibit 27(m)

Sample Hypothetical Illustration

TFLIC FEB Current Accumulation

Policy Year	Month	Age	Beginning CV (1)	Premium (2)	Premium Load (3)	BOM DB (4)	BOM NAAR (5)	Base COI Rate (6)	Base COI Deduction (7)	Policy Fee (8)	Net CV (9)	Gross Rate of Inv Return (10)	Invest Fees (11)	Net Rate (12)	M&E (13)	Interest (14)	End CV (15)
5	49	34	8,536.26	2,500.00	100.00	300,000.00	288,325.68	0.12369	35.66	5.00	10,895.60	6.00%	1.01%	4.99%	0.90%	36.46	10,932.06
5	50	34	10,932.06	—	—	300,000.00	288,329.88	0.12369	35.66	5.00	10,891.39	6.00%	1.01%	4.99%	0.90%	36.44	10,927.84
5	51	34	10,927.84	—	—	300,000.00	288,334.10	0.12369	35.66	5.00	10,887.17	6.00%	1.01%	4.99%	0.90%	36.43	10,923.60
5	52	34	10,923.60	—	—	300,000.00	288,338.34	0.12369	35.66	5.00	10,882.94	6.00%	1.01%	4.99%	0.90%	36.41	10,919.35
5	53	34	10,919.35	—	—	300,000.00	288,342.59	0.12369	35.67	5.00	10,878.69	6.00%	1.01%	4.99%	0.90%	36.40	10,915.09
5	54	34	10,915.09	—	—	300,000.00	288,346.85	0.12369	35.67	5.00	10,874.42	6.00%	1.01%	4.99%	0.90%	36.39	10,910.81
5	55	34	10,910.81	—	—	300,000.00	288,351.13	0.12369	35.67	5.00	10,870.14	6.00%	1.01%	4.99%	0.90%	36.37	10,906.52
5	56	34	10,906.52	—	—	300,000.00	288,355.42	0.12369	35.67	5.00	10,865.85	6.00%	1.01%	4.99%	0.90%	36.36	10,902.21
5	57	34	10,902.21	—	—	300,000.00	288,359.73	0.12369	35.67	5.00	10,861.54	6.00%	1.01%	4.99%	0.90%	36.34	10,897.88
5	58	34	10,897.88	—	—	300,000.00	288,364.06	0.12369	35.67	5.00	10,857.22	6.00%	1.01%	4.99%	0.90%	36.33	10,893.54
5	59	34	10,893.54	—	—	300,000.00	288,368.39	0.12369	35.67	5.00	10,852.88	6.00%	1.01%	4.99%	0.90%	36.31	10,889.19
5	60	34	10,889.19	—	—	300,000.00	288,372.75	0.12369	35.67	5.00	10,848.52	6.00%	1.01%	4.99%	0.90%	36.30	10,884.82

(1) = End of Month Cash Value from previous month

(2) = Annual planned premium

(3) = See chart to the right

(4) = Beginning of Month Death Benefit

(5) = Net Amount at Risk = (4) - (1) - (2) + (3)

(6) = Current cost of insurance rate

(7) = Current cost of insurance charge = (5) / 1000 * (6)

(8) = Monthly Administration Fee = $5.00 in all months

(9) = Net Cash Value = (1) + (2) - (3) - (7) - (8)

(10) = Hypothetical Gross Rate of Investment Return

(11) = Arithmetic Average of Total Portfolio Expenses

(12) = Hypothetical Net Rate of Investment Return = (10) - (11)

(13) = Mortality and Expense Charge

(14) = Interest = (9) * { [1 + (12) - (13)] ^ (1/12) -1 }

(15) = End Of Month Cash Value = (9) + (14)

Premium Load

Band	Years 1-10	Years 11+
1	6.0%	2.5%
2	4.0%	2.5%
3 and 4	0.0%	0.0%